Exhibit 99.2

For Immediate Release	Contacts:
(Media) Paul Jacobson (303) 268-6426
(Media) Erica Stull (303) 268-6502
(Investor Relations) Mark Spiecker (303) 268-6545

Adelphia Files Third Amended Plan of Reorganization

Further Progress Toward Bankruptcy Resolution and
Completion of Sale to Time Warner and Comcast

Greenwood Village, Colo., September 28, 2005 – Adelphia Communications Corporation (OTC:ADELQ) today filed a third amended plan of reorganization with the U.S. Bankruptcy Court for the Southern District of New York, together with the related amended disclosure statement.

The filing represents continued progress toward a definitive outcome of the Adelphia bankruptcy case. It is expected that a disclosure hearing will commence in October, followed by creditor balloting and a confirmation hearing to approve a final plan of reorganization.

“Over the past several months, we have worked closely with the relevant constituents to balance their respective interests in an effort to achieve the most value for the bankruptcy estate,” said Bill Schleyer, chairman and CEO of Adelphia. “We are pleased to keep the process moving ahead toward ultimate resolution.”

It is expected that significant negotiations will continue regarding the terms of the proposed plan of reorganization and disclosure statement as the constituents work through a number of inter-creditor issues. It is also expected that the open issues noted in the document will result in material changes to the proposed plan and disclosure statement.

On April 21, 2005, Adelphia announced that it has reached definitive agreements for Time Warner Inc. (NYSE:TWX) and Comcast Corporation (Nasdaq: CMCSA, CMCSK) to acquire substantially all the U.S. assets of Adelphia for $12.7 billion in cash and 16 percent of the common stock of Time Warner’s cable subsidiary, Time Warner Cable Inc.

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Copies of the amended plan and the amended disclosure statement are available in the investor relations and press room sections of the Adelphia corporate web site www.adelphia.com.

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 31 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), sale of Century/ML Cable Venture (the “Joint Venture”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, whether the proposed sale of the Joint Venture to San Juan Cable, LLC is approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

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